UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 31, 2007
V.F. CORPORATION
(Exact name of registrant
as specified in charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-5256 (Commission File Number)	23-1180120 (IRS Employer Identification No.)
105 Corporate Center Boulevard
Greensboro, North Carolina 27408
(Address of principal executive offices)
Registrant’s telephone number, including area code: (336) 424-6000
N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
     On August 31, 2007, VF Corporation, a Pennsylvania corporation, (“VF”), completed its acquisition of Seven For All Mankind, LLC, a Delaware limited liability company (“Seven For All Mankind”) pursuant to an Agreement and Plan of Merger, dated July 26, 2007 (the “Merger Agreement”). The aggregate merger consideration is equal to $775.0 million in cash, plus cash and cash equivalents, minus debt and expenses.
     The description of the Merger Agreement contained in this Current Report on Form 8-K is qualified entirely by reference to the text of the Merger Agreement, which is incorporated by reference herein from Exhibit 2.1 of VF’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2007.
Item 7.01 Regulation FD Disclosure
     On August 31, 2007, VF Corporation issued a press release announcing the closing of its acquisition of Seven For All Mankind. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
     The following are furnished as exhibits to this report:

99.1	Press release of VF Corporation dated August 31, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION
Date: August 31, 2007	By:	/s/ Robert K. Shearer
		Name:	Robert K. Shearer
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release of VF Corporation dated August 31, 2007